Exhibit 99.1

Fintech and Agri-Fintech Company, Tingo Group, Inc., Reports Full Year 2022 Financial Results

Acquisition of 100% of Tingo Mobile Completed on November 30, 2022,
making the Company significantly profitable from December 1, 2022

Company’s Integration with Tingo Mobile saw a Significant Acceleration in
Growth of the Combined Group During Q4 2022, with the Signing of Major
New Trade Partnerships, International Expansion and Launch of Several
Significant New Products and Businesses

Acquisition of Tingo Foods Plc Completed on February 7, 2023

Name Change to Tingo Group, Inc. Reflects Importance of Tingo Brand and
the Company’s Focus on Leveraging its Significant Market Presence

MONTVALE, NJ – March 31, 2023 – Tingo Group, Inc. (NASDAQ: TIO) (“Tingo” or the “Company”) today announced its financial results for the fiscal year ended December 31, 2022.

The acquisition of 100% of Tingo Mobile Limited (“Tingo Mobile”), which was completed on November 30, 2022, has resulted in the consolidation of its financial results into the Company from December 1, 2022. Today’s earnings presentation and this press release also includes pro forma financial information for the full year ended December 31, 2022, with comparative pro forma financial information for the year ended December 31, 2021, so as to provide shareholders with a fuller understanding of the performance and growth of the acquisition and its expected impact on the Company.

Highlights & Recent Developments

Financial Results

●	Tingo Group cash balances at December 31, 2022, amounted to $500.3 million, compared to $96.6 million at December 31, 2021.

●	Net revenues of Tingo Group for 2022 (including Tingo Mobile for one month only from December 1, 2022) were $146.0 million, compared to $55.7 million in 2021.

●	Pro Forma Consolidated Revenues for 2022 were $1.152 billion, compared to $921.5 million for the prior year, which after stripping out non-recurring mobile handset sales in 2021 of $301.0 million, represented an increase of 85.5%.

●	Tingo Mobile’s Handset Leasing Revenues for 2022 were $476.3 million, up 50.3% on 2021 revenues of $316.9 million.

●	Nwassa Agri Fintech platform revenues for 2022 were $532.2 million, up 168.0% on 2021 revenues of $198.6 million.

●	Operating loss of Tingo Group for 2022 (including Tingo Mobile for one month only from December 1, 2022) was $11.8 million, after accounting for non-recurring transaction expenses of $9.6 million and share based payments of $6.6 million, which if added back would result in an operating profit of $4.3 million, compared to a loss of $37.9 million for 2021.

●	Pro Forma Consolidated Operating Income for 2022 was $554.6 million, compared to a loss of $47.0 million in 2021.

●	Pro Forma Consolidated EBITDA[1] for 2022 was $954.5 million, compared to a Pro Forma Consolidated EBITDA[1] of $275.6 million for 2021.

●	Tingo Mobile increased the customer numbers on its Nwassa Agri Fintech platform to 11.4 million at December 31, 2022, from 9.3 million at September 30, 2022, and handled more than $1 billion of customer transactions in the month of December.

Operational Milestones

●	Signed major trade partnership with the All Farmers Association of Nigeria (“AFAN”) on October 20, 2022, which launched ahead of schedule on November 16 2022, and includes commitment to enroll a minimum of 20 million new customers with Tingo Mobile.

●	Launched operations in Ghana on November 10, 2022, and signed a landmark trade deal with the Kingdom of Ashanti covering major agricultural and cocoa farming region, including a commitment to enroll a minimum of 2 million new customers with Tingo Mobile and a target to increase enrollments to more than 4 million.

●	Launched global commodity platform and export business on December 12, 2022, in partnership with the Dubai Multi Commodities Centre (“DMCC”), the world’s no.1 free trade zone, with the aim of generating a substantial increase in sales demand for the crops produced by Tingo Mobile’s farmers.

●	Launched in Malawi on December 14, 2022, representing a sizeable market in its own right, and also constituting a strategically important base from which to expand into East Africa, including the neighbouring countries of Tanzania, Zambia and Mozambique.

●	Acquired 100% ownership of Tingo Foods Plc on February 9, 2023, a recently established food processing business with the capacity to offtake large volumes of raw crops from Tingo Mobile’s farmers into finished food and beverage products. Since its inception in September 2022, Tingo Foods generated more than $400 million of highly profitable revenues during the four months ended December 31, 2022.

●	Tingo Foods, through a joint venture, has recently committed to fit-out and operate a $1.6 billion state of the art food processing facility in the Delta State of Nigeria, which is believed to be the largest of its kind on the African continent, and is expected to multiply the company’s food processing capacity, as well as expand its range of food and beverage products.

●	Launched the TingoPay Super App and a pan-African partnership with Visa on February 14, 2023, which once fully rolled out will offer retail customers an integrated digital Visa card, together with payments services, an e-wallet, and a wide range of value-added services. TingoPay, with Visa, will also offer a full range of merchant services to businesses, including to Tingo Mobile’s farmers.

●	Appointed specialist legal counsel and a team of expert advisors in February 2023 to investigate market manipulation and unlawful naked short selling of stock, and take appropriate action to prosecute any parties that have perpetrated illegal activity, and protect the Company from any such action in the future.

●	A special dividend plan and share buyback program are being considered as possible means of increasing shareholder value and to address the significant disconnect between the Company’s share price and its real value (in line with valuation multiples applied to other comparable Nasdaq listed companies).

Darren Mercer, MICT’s Chief Executive Officer, commented, “I am delighted with the remarkable transformation that we achieved in 2022. At the beginning of the year, we were faced with the backdrop of huge disruption in our domestic markets of China and Hong Kong, due to widespread Covid lockdown measures, and a significant downturn in the global financial services sector, in response to which we pivoted the Company both geographically and strategically, and acquired a business that is not only growing strongly but is also addressing some of the world’s biggest problems, namely food insecurity, financial exclusion and poverty. I feel privileged to be involved with Tingo and have acquired a business whose success is aligned with improving global food supply, and also with helping Africa and other emerging markets to become food sustainable.

[1]	EBITDA (Earnings Before Interest Tax Depreciation and Amortization) is considered a non-GAAP measure of financial performance)

“Our focus for much of 2022 was on completing and integrating our acquisition. After completing extensive due diligence and analysis on Tingo Mobile with a first-class team of globally renown advisors, including Ernst & Young, Dentons and Houlihan Lokey, before then restructuring the transaction so as to expedite its completion, and improve the terms for our shareholders, we were delighted to close the transaction to combine the companies before year end. This has considerably strengthened our balance sheet at December 31, 2022, resulting in gross assets of $1.7 billion, of which more than $0.5 billion is cash on hand. In addition, by closing the acquisition in 2022, we were able to engage one of the world’s leading accounting and audit firms, Deloitte, to audit the combined December 31, 2022, balance sheet and financial statements. It also gave us the opportunity to engage Grant Thornton to undertake an audit and Sarbanes-Oxley review of the group’s internal controls and procedures.

“I am also delighted with the progress we made with integrating Tingo Mobile into the group during Q4 2022, and in accelerating the expansion of the various businesses. As announced previously, since November 2022 we have signed trade partnerships that are expected to triple Tingo Mobile’s customers by the end of 2023, in addition to expanding our operations into three new countries, launching two new businesses, namely Tingo DMCC and TingoPay, and acquired the highly profitable Tingo Foods business. These significant developments, and their impact in terms of closing the end-to-end seed-to-sale ecosystem, puts us into a very strong position for 2023 and beyond.

“The financial results for Tingo Mobile, and the pro forma consolidated financial information for the group, speak for themselves. Highlights in the pro forma income statement include the 200% growth in gross profit in 2022 to $675 million, and a move from a Net Income Before Tax loss of $47 million in 2021 to a Net Income Before Tax surplus of more than $550 million in 2022. Additionally, we have experienced material growth during the first quarter of 2023, and we expect such growth to continue and accelerate throughout the remainder of the year and beyond.

“Having successfully integrated Tingo Mobile into the group and completed an audit with a world leading accounting firm, we look forward to finally addressing the significant disconnect in our share price and attract a valuation that is reflective of our consolidated earnings. With more than $500 million of cash on our balance sheet, and the launch of the largest food processing plant in Africa set to take place next year, we have an increasing number of options available to us to overcome the share price disconnect. As we continue to evaluate and consider all the options, together with our overall strategy for maximizing shareholder value, we will keep the market apprised and I hope to provide a further update in the coming weeks.”

Dozy Mmobuosi, Founder & CEO of Tingo Mobile and Tingo Foods, added: “My colleagues and I at Tingo Mobile and Tingo Foods are delighted that we now part of Tingo Group. The completion of the merger on November 30, 2022, represented a major milestone in the history of Tingo Mobile, which my father and I founded some 22 years ago. We are already seeing the benefits of the synergies in the group, and of being part of a Nasdaq listed company, and our shareholders will have noted the considerable progress we have made since the fourth quarter of 2022, with the acceleration of our growth plans and globalization and dollarization strategies.

“We are particularly excited about the completion of the virtuous circle of our agri-fintech eco-system, where we can now deliver on, and profit from, every part of the journey from seed-to-sale. We are also very excited about our diversification, both geographically, including within my home continent of Africa, as well as into other parts of the world and into other sectors, for example, through our B2C and B2B TingoPay business and partnership with Visa.

“As we deliver on our success for the Company and its shareholders, it is of the highest importance to me and the Board of Tingo Group that we equally deliver on our mission and our Environment Social and Governance (“ESG”) goals, as we continue to strive to meaningfully improve global food security and financial inclusion, and also to deliver social and financial upliftment to our customers and, very importantly to me, help make Africa food sustainable.

“With the major steps we have taken in recent months to capitalize on our merger and the Company’s Nasdaq listing, we are confident we can build significantly on the revenue and earnings growth we achieved in 2022 and deliver considerable value to our shareholders.”

2022 Financial Review

●	Net revenues for the year ended December 31, 2022, were $146.0 million, compared to $55.7 million in the prior year, an increase of 162%. The increase is mainly attributable to the consolidation of Tingo Mobile from December 1, 2022.

●	Gross profit for the full year 2022 was $64.8 million, or 44% of revenues, compared to $9.2 million, or 16% of revenues, in the prior year. The increase is mainly attributable to the consolidation of Tingo Mobile for the month of December, as well as to the growth in the margins of the Company’s insurance agency business.

●	Selling & marketing expenses for the year ended December 31, 2022, were $11.1 million as compared to $6.8 million for the year ended December 31, 2021. The increase was due to the consolidation of such costs from Tingo Mobile for the month of December, and an increase in marketing expenses for the Company’s insurance businesses, which is offset in part by a decrease in marketing expenses for the stock trading businesses.

●	General and administrative expenses were $58.2 million in the full year 2022, compared to $36.5 million in the full year 2021, which is mainly attributed to the consolidation of such costs from Tingo Mobile for the month of December. General and administrative expenses for the year included $9.6 million of non-recurring transaction expenses and share based payments totalling $6.6 million, representing a decrease in share-based payments of $4.7 million compared to the previous year.

●	Operating loss for the for the year ended December 31, 2022, was $11.8 million versus a loss of $37.9 million for the prior year. The decrease in loss from operations is mainly attributable to the consolidation of the profitable operations of Tingo Mobile for the month of December.

●	Net loss for the year ended December 31, 2022, was $47.1 million compared to $36.4 million for the year ended December 31, 2021, mainly as a result of an increase in tax expenses relating to the acquisition and consolidation of Tingo Mobile.

●	As of December 31, 2022, the Company’s cash and cash equivalents on a consolidated basis was approximately $500.3 million, compared to $96.6 million at December 31, 2021. This reflects an increase of $403.7 million in cash and cash equivalents, which is attributable to the consolidation of Tingo Mobile’s cash balance into the Company.

Fourth Quarter and Full Year 2022 Results Conference Call

Tingo Group CEO, Darren Mercer, Tingo Mobile and Tingo Foods Founder & CEO, Dozy Mmobuosi, and Tingo Group CFO, Kevin Chen, will host the conference call, followed by a question-and-answer period. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

Questions for the question-and-answer period will be accepted leading up to the call and can be submitted to TIO@mzgroup.us.

To access the call, please use the following information:

Date:	Friday March 31, 2023
Time:	8:00 a.m. Eastern time (5:00 a.m. Pacific time)
Dial-in:	1-877-704-4453
International Dial-in:	1-201-389-0920
Conference Code:	13737364
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1605988&tp_key=7a46dc5efb

A telephone replay will be available approximately two hours after the call and will run through April 30, 2023, by dialing 1-844-512-2921 from the U.S., or 1-412-317-6671 from international locations, and entering replay pin number: 13737364. The replay can also be viewed through the webcast link above and the presentation utilized during the call will be available in the company’s investor relations section here.

About Tingo Group

Tingo Group, Inc. (NASDAQ: TIO) is a global Fintech and Agri-Fintech group of companies with operations in Africa, Southeast Asia and the Middle East. Tingo Group’s wholly owned subsidiary, Tingo Mobile, is the leading Agri-Fintech company operating in Africa, with a comprehensive portfolio of innovative products, including a ‘device as a service’ smartphone and pre-loaded platform product. As part of its globalization strategy, Tingo Mobile has recently begun to expand internationally and entered into trade partnerships that are contracted to increase the number of subscribed farmers from 9.3 million in 2022 to more than 32 million, providing them with access to services including, among others, the Nwassa ’seed-to-sale’ marketplace platform, insurance, micro-finance, and mobile phone and data top-up. Tingo Group’s other Tingo business verticals include: TingoPay, a SuperApp in partnership with Visa that offers a wide range of B2C and B2B services including payment services, an e-wallet, foreign exchange and merchant services; Tingo Foods, a food processing business that processes raw foods into finished products such as rice, pasta and noodles; and Tingo DMCC, a commodity trading platform and agricultural commodities export business based out of the Dubai Multi Commodities Center. In addition to its Tingo business verticals, Tingo Group also holds and operates an insurance brokerage platform business in China, with 130+ offices located in China’s cities and major towns; and Magpie Securities, a regulated finance services Fintech business operating out of Hong Kong and Singapore. For more information visit tingogroup.com.

Disclaimer

The information in this news release includes certain information and statements about management and the Board’s view of future events, expectations, plans and prospects that constitute forward looking statements. These statements are based upon assumptions that are subject to significant risks and uncertainties. Because of these risks and uncertainties and as a result of a variety of factors, the actual results, expectations, achievements or performance may differ materially from those anticipated and indicated by these forward-looking statements. Forward-looking statements in this news release include, but are not limited to, the ability of the Company to implement certain corporate actions, such as security repurchases and the implementation of a special dividend, the expected financial performance of the Company, including Tingo Mobile’s performance, the ability of the Company to recognize benefits associated with its recent acquisitions, the Company’s anticipated future growth strategy, including the expansion of its customer base and operations, and the ability of the Company to close the end-to-end seed-to-sale ecosystem. Any number of factors could cause actual results to differ materially from these forward-looking statements as well as future results. Although the Company believes that the expectations reflected in forward looking statements are reasonable, it can give no assurance that the expectations of any forward-looking statements will prove to be correct. Except as required by law, the Company disclaims any intention and assumes no obligation to update or revise any forward-looking statements to reflect actual results, whether as a result of new information, future events, changes in assumptions, changes in factors affecting such forward-looking statements or otherwise.

Investor Relations Contact

Chris Tyson/Larry Holub
949-491-8235
TIO@mzgroup.us
www.mzgroup.us

Tingo Group Contact Information
Email: info@tingogroup.com
Phone: (201) 225-0190

TINGO GROUP, Inc.

CONSOLIDATED BALANCE SHEETS

(In Thousands, except Share and Par Value Data)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$500,316	$96,619	*
Trade accounts receivable, net	11,541	17,879
Related party receivables	13,491	5,134
Other current assets	5,828	7,865	*
Total current assets	531,176	127,497

Property and equipment, net	855,125	677
Intangible assets, net	185,407	21,442
Goodwill	101,247	19,788
Right of use assets under operating lease	2,260	1,921
Long-term deposit and other non-current assets	514	824
Deferred tax assets	3,661	1,764
Restricted cash escrow	2,233	2,417
Micronet Ltd. equity method investment	735	1,481
Total long-term assets	1,151,182	50,314

Total assets	$1,682,358	$177,811

TINGO GROUP, Inc.

CONSOLIDATED BALANCE SHEETS

(In Thousands, except Share and Par Value Data)

	December 31, 2022	December 31, 2021
LIABILITIES TEMPORARY EQUITY AND EQUITY

Short-term loan	$460	$1,657
Trade accounts payable	11,092	14,416
Deposit held on behalf of clients	2,528	3,101
Related party payables	57,506	4
Current operating lease liability	1,215	1,298
Other current liabilities	192,594	4,914
Total current liabilities	265,395	25,390

Long term loan	377	-
Long term operating lease liability	905	691
Deferred tax liabilities	89,597	3,952
Accrued severance pay	50	56
Total long-term liabilities	90,929	4,699

Commitment and Contingencies (Note 18)	-	-

Temporary equity
Preferred stock Series B subject to redemption: $0.001 par value, 33,687.21 shares authorized and 0 shares issued and outstanding as of December 31, 2022 and 2021, respectively.	553,035	-

Stockholders’ Equity:
Preferred stock Series A: $0.001 par value, 2,604.28 shares authorized and 0 shares issued and outstanding as of December 31, 2022 and 2021, respectively.	3	-
Common stock; $0.001 par value, 425,000,000 shares authorized, 157,599,882 and 122,435,576 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	158	122
Additional paid in capital	889,579	220,786
Accumulated other comprehensive loss	4,367	(414)
Accumulated deficit	(123,463)	(76,394)
TINGO GROUP, Inc. stockholders’ equity	770,644	144,100

Non-controlling interests	2,355	3,622

Total stockholders’ equity	772,999	147,722

Total liabilities, temporary equity and stockholders’ equity	$1,682,358	$177,811

TINGO GROUP, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Share and Loss Per Share Data)

	Year ended December 31,
	2022	2021
Revenues	$146,035	$55,676
Cost of revenues	81,243	46,456
Gross profit	64,792	9,220
Operating expenses:
Research and development	1,689	889
Selling and marketing	11,140	6,814
General and administrative	58,165	36,488
Amortization of intangible assets	5,590	2,925
Total operating expenses	76,584	47,116
Loss from operations	(11,792)	(37,896)

Equity in net loss of Micronet	-	(1,934)
Loss from decrease in holding percentage in former VIE	-	(1,128)
Other income, net	2,151	1,261
Finance income (expense), net	(750)	395
Loss before income tax expense (benefit)	(10,391)	(39,302)
Income tax expense (benefit)	37,474	(1,791)
Net loss after provision for income taxes	(47,865)	(37,511)
Gain (loss) from equity investment	(746)	353
Net loss	(48,611)	(37,158)
Net loss attributable to non-controlling stockholders	(1,542)	(730)
Net loss attributable to TINGO GROUP	$(47,069)	$(36,428)
Loss per share attributable to TINGO GROUP:
Basic and diluted loss per share	$(0.36)	$(0.32)
Weighted average common shares outstanding:
Basic and diluted	129,345,764	112,562,199

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the U.S., or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP financial measures. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

●	Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to the Transaction and the Acquisition. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to these transactions. The amortization of acquired intangible assets are non-cash charges. We believe that such charges do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-transaction operating results.

●	Stock-based compensation is share based awards granted to certain individuals. They are non-cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to our operational performance.

●	Expenses related to the purchase of a business - These expenses relate directly to the purchase of the Tingo Mobile transaction and consist mainly of legal and accounting fees, insurance fees and other consultants. We believe that these expenses do not reflect our operational performance. Therefore, we exclude them to provide investors with a consistent basis for comparing pre- and post-Mobile Business purchase operating results.

●	Expenses related to settlement agreement - These expenses relate directly to the settlement agreement with Maxim and Sunrise. More information can be found in the legal proceeding part.

The following table reconciles, for the periods presented, GAAP net loss attributable to TINGO GROUP to non-GAAP net income attributable to TINGO GROUP. and GAAP loss per diluted share attributable to TINGO GROUP to non-GAAP net loss per diluted share attributable to TINGO GROUP.:

	Year ended December 31,
	(Dollars in Thousands, other than share and per share amounts)
	2022	2021
GAAP net loss attributable to TINGO GROUP, Inc.	$(47,069)	$(36,428)
Amortization of acquired intangible assets	5,590	2,925
Stock-based compensation	6,615	10,580
Expenses related to purchase of a business	9,574	-
One time expenses relates to settlement agreement	143	303
Income tax effect of above non-GAAP adjustments	(1,543)	(773)
Total Non-GAAP net loss attributable to TINGO GROUP, Inc.	$(26,690)	$(23,393)

Non-GAAP net loss per diluted share attributable to TINGO GROUP, Inc.	$(0.21)	$(0.20)
Weighted average common shares outstanding used in per share calculations	129,345,764	112,562,199
GAAP net loss per diluted share attributable to TINGO GROUP, Inc.	$(0.36)	$(0.32)
Weighted average common shares outstanding used in per share calculations	129,345,764	112,562,199